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CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854

                      MEDICIS LICENSES SUBQ(TM) FROM Q-MED

SCOTTSDALE, Arizona--July 15, 2004--Medicis (NYSE:MRX) today announced that it has entered into an exclusive license agreement with Q-Med AB ("Q-Med") to market, distribute, sell and commercialize in the United States and Canada Q-Med's product currently known as SubQ(TM). Q-Med will have the exclusive right to manufacture SubQ(TM) for Medicis. SubQ(TM) is not approved currently for use in the United States and Canada.

Under terms of the agreement, Medicis Aesthetics Holdings Inc., a wholly owned subsidiary of Medicis Pharmaceutical Corporation, will license SubQ(TM) for approximately $80 million, due as follows: approximately $30 million upon closing of the transaction to be recorded as a current quarter expense to research and development; approximately $10 million upon completion of certain clinical milestones; approximately $20 million upon the satisfaction of certain defined regulatory milestones; and approximately $20 million upon U.S. launch of SubQ(TM). Medicis also will make additional milestone payments to Q-Med upon the achievement of certain commercial milestones. Closing is subject to Q-Med's receipt of the initial $30 million payment.

Like RESTYLANE(R), PERLANE(R) and RESTYLANE FINE LINES(TM), SubQ(TM) is comprised of the same NASHA(TM) (non-animal stabilized hyaluronic acid) substance with a larger gel particle size and has patent protection until at least 2015.

"We are pleased to announce another significant license agreement with our strategic partner, Q-Med, and an exciting addition to our aesthetic products," said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. "With the worldwide safety and efficacy of other NASHA(TM) products such as RESTYLANE(R) and the close working relationship with Q-Med, we believe that SubQ(TM) will be a very successful product. In countries where it is approved, SubQ(TM) provides the aesthetic community with NASHA(TM) in a large-sized molecule, which may be injected deep into the subcutaneous areas of the face to contour cheeks, chins and other areas where added volume is desired."

With its larger NASHA(TM) molecule, SubQ(TM) is intended for subcutaneous or supraperiosteal injections where more volume is required. Medicis believes non-invasive procedures with SubQ(TM) could replace today's fat injections and other implant procedures for deep facial augmentation. Additionally, in countries other than the U.S., SubQ(TM) is used to temporarily diminish the effects of lipoatrophy. In the United States, the FDA regulates this product as a medical device.

NASHA(TM) is developed using a unique stabilization process that results in its long duration of effect versus non-stabilized hyaluronic acid, which may last only weeks. In contrast with most other hyaluronic acid products, NASHA(TM) is not derived from animal sources. It is produced using biotechnological methods of natural

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fermentation in a sterile laboratory environment.  This significantly diminishes the risk of transmitting diseases between species or of eliciting allergic reactions in patients who are sensitive to common foods such as beef, chicken and eggs. NASHA(TM) has been extensively researched for over a decade and has been safe and effective when used as directed.

On March 10, 2003, Medicis acquired all outstanding shares of HA North American Sales AB from a subsidiary of Q-Med, a Swedish biotechnology/medical device company. HA North American Sales AB holds a license for the exclusive U.S. and Canadian rights to market, distribute and commercialize the dermal filler product lines known as RESTYLANE(R), PERLANE(R) and RESTYLANE FINE LINES(TM). RESTYLANE(R) has been approved by the FDA for use in the U.S. RESTYLANE(R), PERLANE(R) and RESTYLANE FINE LINES(TM) have been approved for use in Canada. Q-Med currently promotes these market-leading, patented NASHA(TM) brands in over 75 countries, where over 1.5 million procedures have been performed. NASHA(TM) products are manufactured by Q-Med in Uppsala, Sweden.

RESTYLANE(R) is marketed and sold in over 75 countries outside the United States. Since 1996, dermatologists and plastic surgeons outside the U.S. have used it to contour and restore volume to skin and temporarily eliminate wrinkles and facial folds. Additionally, in certain countries other than the U.S., RESTYLANE(R) also is approved to enhance the appearance and fullness of lips.

Medicis Aesthetics Inc., the company that currently is marketing and selling RESTYLANE(R) in the U.S., is a wholly owned subsidiary of Medicis Pharmaceutical Corporation, a leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. Medicis Pharmaceutical Corporation has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company's products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company's products include the prescription brands RESTYLANE(R), DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), LUSTRA(R) (hydroquinone), LUSTRA-AF(R) (hydroquinone) with sunscreen, ALUSTRA(R) (hydroquinone) with retinol, OMNICEF(R) (cefdinir), PLEXION(R) Cleanser (sodium sulfacetamide/sulfur), PLEXION TS(R) (sodium sulfacetamide/sulfur), PLEXION SCT(R) (sodium sulfacetamide/sulfur), TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide), and SYNALAR(R) (fluocinolone acetonide), the over-the-counter brand ESOTERICA(R), and BUPHENYL(R) (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company's website at www.medicis.com.

Except for historical information, this press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. Medicis cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of its core brands, including DYNACIN(R) Tablets and/or LOPROX(R), or any future competitive product approvals that may affect its brands. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the availability of product supply, the receipt of required regulatory approvals, the ability to realize anticipated synergies and benefits of the Q-Med transaction, the risks and uncertainties normally incident to the pharmaceutical industry,

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dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis' strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions, the risks of pending or future litigation, and other risks described from time to time in Medicis' SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2003. There can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted, and what impact the increase in the number of shares outstanding will have on its results of operations. Forward-looking statements represent the judgment of Medicis' management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF(R) is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. SubQ(TM), RESTYLANE FINE LINES(TM), PERLANE(R) and RESTYLANE(R) are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. NASHA(TM) is a trademark of Q-Med used under license. All other marks (or brands) and names are the property of Medicis or its Affiliates.


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